Exhibit 99.1

For Further Information Contact:
Bioject Medical Technologies Inc.
Ralph Makar President and CEO 503-692-8001 ext. 4137	Chris Farrell Vice President of Finance 503-692-8001 ext. 4132

BIOJECT REPORTS SECOND-QUARTER 2009 FINANCIAL RESULTS

Operating loss declines 86% and net loss allocable to common shareholders decreases by 68% over second quarter 2008 results

PORTLAND, OR, August 5, 2009 - Bioject Medical Technologies Inc. (OTCBB: BJCT), a leading developer of needle-free drug delivery systems, today reported financial results for the second quarter ended June 30, 2009.

Bioject reported revenues of $1.7 million for the quarter ended June 30, 2009, unchanged from the comparable 2008 period. Product sales were $1.6 million in the 2009 period compared to $1.4 million in the comparable 2008 period. License and technology fees were $124,000 for the quarter ended June 30, 2009 compared to $275,000 in the comparable 2008 period. The Company reported an operating loss of $108,000 in the second quarter of 2009 compared to an operating loss of $787,000 in the second quarter of 2008. Included in the current quarter operating loss is $308,000 of non-cash expenses compared to non-cash expenses of $591,000 in the second quarter of 2008. The charges in the 2009 quarter are comprised of non-cash compensation expense related to the fair value of stock-based awards, warrants and stock funding of $121,000 compared to $275,000 in the comparable year ago period, and depreciation and amortization of $187,000 compared to $222,000 in the comparable year ago period. Also included in the second quarter 2008 non-cash charge is $94,000 related to the write-off of goodwill. Net loss allocable to common shareholders for the second quarter of 2009 was $313,000 compared to $989,000 in the comparable 2008 period. Included in the net loss allocable to shareholders in the 2009 period is a $145,000 non-cash charge related to the change in the fair value of derivative liabilities. Cash and cash equivalents at June 30, 2009 totaled $1.3 million.

Basic and diluted net loss per share allocable to common shareholders for the quarter ended June 30, 2009 was $0.02 per share on 17.0 million weighted average shares outstanding compared to a net loss of $0.06 per share on 15.7 million weighted average shares outstanding for the same period of 2008.

For the six months ended June 30, 2009, Bioject reported revenues of $3.7 million compared to revenues of $3.5 million in the comparable period of 2008. The six month 2009 operating loss was $283,000 compared to $1.5 million in the comparable period of 2008. Net loss allocable to common shareholders was $550,000, or $0.03 per share, in the six-month period ended June 30, 2009 compared to $1.8 million, or $0.11 per share, in the comparable period of 2008.

“Results for the second quarter and first six months of 2009 indicate that we are making significant progress during challenging times. We are pleased to report that product sales were up 13% and 12% for the second quarter of 2009 and the first six months of 2009, respectively, as compared to the prior year periods. In addition, we were able to reduce the operating loss for the second quarter and the first six months of 2009 by 86% and 81%, respectively, as compared to the same periods in 2008. Our determined efforts have also contributed to reductions in total operating expenses of 27% and 20% for the second quarter and year to date, respectively, over the same periods last year. While we continue to make positive improvements to our operational and financial results, we still have work to do in overcoming the challenges ahead, and a priority focus remains to address our debt obligations and improve our cash position,” said Ralph Makar, President and CEO.

The Company will conduct a conference call to review second-quarter results for the quarter ended June 30, 2009 on Thursday, August 6, 2009 at 10:00 a.m. Eastern Daylight Time. Live audio of the conference call will be available to investors, members of the news media and the general public. To participate in the call via telephone, please dial 1-877-407-8037.

Bioject Medical Technologies Inc., based in Portland, Oregon, is an innovative developer and manufacturer of needle-free injection therapy systems (NFITS). NFITS provide an empowering technology and work by forcing medication at high speed through a tiny orifice held against the skin. This creates a fine stream of high-pressure fluid penetrating the skin and depositing medication in the tissue beneath. The Company is focused on developing mutually beneficial agreements with leading pharmaceutical, biotechnology, and veterinary companies.

For more information about Bioject, visit www.bioject.com

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding Bioject’s expectations with respect to operational and financial results. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors include, without limitation, the risk that the Company will be unable to successfully develop and negotiate new strategic relationships, the risk that the Company may not be able to amend or restructure its existing debt obligations, the risk that additional capital may not be available on acceptable terms, if at all, and the risk that the Company may be unable to comply with the extensive government regulations applicable to Bioject’s business. Readers of this press release are referred to the Company’s filings with the Securities and Exchange Commission, including the Company’s reports on Form 10-K and Forms 10-Q for further discussions of factors that could affect the Company’s business and its future results. Forward-looking statements are based on the estimates and opinions of management on the date the statements are made. The Company assumes no obligation to update forward-looking statements if conditions or management’s estimates or opinions should change.

[Tables follow]

Bioject Medical Technologies Inc.

Condensed Consolidated Statements of Operations (Unaudited)

(In thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Revenue:
Net sales of products	$1,551	$1,376	$3,409	$3,057
License and technology fees	124	275	252	407

	1,675	1,651	3,661	3,464
Operating expenses:
Manufacturing	978	1,102	2,121	2,290
Research and development	335	545	772	1,138
Selling, general and administrative	470	791	1,051	1,524

Total operating expenses	1,783	2,438	3,944	4,952

Operating loss	(108)	(787)	(283)	(1,488)

Interest income	3	6	6	24
Interest expense	(51)	(135)	(102)	(329)
Change in fair value of derivative liabilities	(145)	—	(146)	224

Net loss	(301)	(916)	(525)	(1,569)
Preferred stock dividend	(12)	(73)	(25)	(184)

Net loss allocable to common shareholders	$(313)	$(989)	$(550)	$(1,753)

Basic and diluted net loss per common share allocable to common shareholders	$(0.02)	$(0.06)	$(0.03)	$(0.11)

Shares used in per share calculations	16,992,461	15,658,307	16,802,963	15,571,353

Bioject Medical Technologies Inc.

Condensed Consolidated Balance Sheet Data (Unaudited)

(In thousands)

	June 30, 2009	December 31, 2008
ASSETS
Current assets:
Cash and cash equivalents	$1,329	$1,352
Accounts receivable	593	477
Inventories	983	1,007
Other	63	75

	2,968	2,911

Property and equipment, net	1,331	1,609
Other assets, net	1,312	1,277

Total assets	$5,611	$5,797

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term notes payable	$406	$689
Current portion of long-term debt	674	651
Accounts payable and accrued liabilities	1,548	1,353
Derivative liabilities	169	23
Deferred revenue	474	490

	3,271	3,206
Long term liabilities:
Deferred revenue	1,331	1,348
Other long-term liabilities	373	310

Shareholders’ equity:
Preferred stock	8,052	8,027
Common stock	114,191	113,963
Accumulated deficit	(121,607)	(121,057)

	636	933

Total liabilities and shareholders’ equity	$5,611	$5,797

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